Exhibit 2.1

FOURTH Amendment to Merger Agreement

This FOURTH Amendment to Merger Agreement (this “Amendment”), dated as of September 30, 2024, is entered into by and among (i) RF Acquisition Corp., a Delaware corporation (“SPAC”), (ii) GCL Global Holdings LTD, a Cayman Islands exempted company limited by shares (“PubCo”), (iii) Grand Centrex Limited, a British Virgin Islands business company (“GCL BVI”), (iv) GCL Global Limited, a Cayman Islands exempted company limited by shares (“GCL Global”) and (v) for the limited purposes set forth herein, RF Dynamic LLC, a Delaware limited liability company (the “Sponsor”).

RECITALS

WHEREAS, SPAC, PubCo, GCL BVI, GCL Global and Sponsor entered into that certain Agreement and Plan of Merger dated as of October 18, 2023 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended by the First Amendment to Merger Agreement (the “First Amendment”) dated as of December 1, 2023, further amended by the Second Amendment to Merger Agreement dated December 15, 2023 (the “Second Amendment”), and further amended by the Third Amendment to Merger Agreement dated January 31, 2024 (the “Third Amendment” and together with the Original Agreement, the First Amendment, the Second Amendment, and the Third Amendment, the “Merger Agreement”);

WHEREAS, the Parties hereto wish to make certain additional amendments to the Merger Agreement as set forth in this Amendment; and

WHEREAS, in accordance with Section 11.11 of the Merger Agreement, the parties hereto wish to make certain amendments to the Merger Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

2.               Amendment to Article I. Section 1.1 of the Merger Agreement is hereby revised to amend and restate the defined term “Termination Date” with the following:

““Termination Date” means March 28, 2025.”

3.       Amendment to Article II. Section 2.6(c) of the Merger Agreement is hereby amended to add the following at the beginning of the first line:

“Subject to Section 2.6(f),”

4.       Amendment to Article II. Section 2.6(d) is hereby amended to read as follows:

“(d)       Notwithstanding the foregoing, the Company shall be responsible for paying (i) any extension fees up to $100,000 per month for up to six (6) months on or after March 28, 2024 up through August 28, 2024, (ii) up to $100,000 for fees associated with the completion of the Form 10-K for the fiscal year ended December 31, 2023 and the Form 10-Q for the fiscal quarter ended March 31, 2024, and (iii) up to an additional $25,000 for the Form 10-Q for the fiscal quarter ended June 30, 2024.

5.       Amendment to Article II. Section 2.6 of the Merger Agreement is hereby by amended by adding a new subsection (f) as follows:

“(f)       (i)The Company shall be responsible for paying the extension fee in the amount of $47,231.07 per month (the “Extension Fees”) for up to six (6) months (i.e., for an aggregate of $283,386.42) on or after September 28, 2024 up to the earlier of the Closing Date and March 28, 2025. The Company shall also pay the actual and documented (by invoice from third party vendors) expenses for the items set forth on Schedule 2.6(f) hereof (the “Additional Expenses” and, together, with the Extension Fees, the “Amendment Expenses”). The Parties agree that an aggregate amount of $283,386.42 (the “Extension Fee Reserve”) shall be set aside to pay the Extension Fees. Subject to dollar-for-dollar adjustment to the Maximum Allowable SPAC Transaction Expenses and reimbursement by Sponsor as provided under Section 2.6(f)(ii) hereunder, any balance remaining in the Extension Fee Reserve prior to the Closing can be made available to pay for unpaid Additional Expenses, provided that the Extension Fees always take priority in payment. In no event, however, will the Company be required to pay more than an aggregate of $500,000 for the Amendment Expenses.

(ii)       If, prior to the Closing Date, the Company has received Transaction Financing (not including the balance of the Trust Account) from the Sponsor, its affiliate, or any party introduced by the Sponsor to the Company that was not already known to the Company (the “Sponsor Arranged Financing”) in an aggregate amount of less than $10,000,000, the Maximum Allowable SPAC Transaction Expenses PubCo is obligated to pay pursuant to Section 2.6(c) hereof shall be reduced dollar-for-dollar by the amount by which the Amendment Expenses exceeds 5% of the dollar amount received by the Company of such Sponsor Arranged Financing. At the earlier of a termination of this Agreement or the Termination Date, if the Company has received less than $10,000,000 from the Sponsor Arranged Financing (not including the balance of the Trust Account), the Sponsor shall be required to reimburse the Company dollar-for-dollar by the amount by which the Amendment Expenses exceeds 5% of the dollar amount received by the Company of such Sponsor Arranged Financing at or prior to the termination. By way of example only, if the amount of Sponsor Arranged Financing at or prior to the Closing Date or the termination of the Agreement is $8,000,000 and the Company has paid $500,000 in Amendment Expenses, the Maximum Allowable SPAC Transaction Expenses would be reduced from $9,500,000 to $9,400,000 in the case of a Closing; or the Sponsor would be obligated to make a payment in the amount of $100,000 to the Company upon the earlier of the termination of this Agreement or the Termination Date.

(iii)       In no event will any expenses attributable to the SPAC or Sponsor but actually paid by the Company be reimbursed to the SPAC or Sponsor pursuant to Section 2.6(c).”

6.       Amendment to Article VIII. Section 8.3(a)(i) is hereby amended by deleting the penultimate sentence.

7.       Amendment to Article X. Section 10.1(a) is hereby amended in its entirety by replacing it with the following language:

“by mutual written consent of the Company and SPAC, if the Transactions have not been completed by the Termination Date;”

8.       Amendment to Article X. Section 10.2 is hereby amended by replacing the first sentence with the following:

“In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, stockholders, or other Representatives, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for any Willful Breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2, Section 2.6(f) and Article XI shall survive any termination of this Agreement.

7.       No Other Amendments; Effect of Amendment. Except for the amendments expressly set forth in this Amendment, the Merger Agreement shall remain unchanged and in full force and effect. This Amendment shall form a part of the Merger Agreement for all purposes, and the parties thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

8.       Further Assurance. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions and matters contemplated by this Amendment.

9.       Miscellaneous. Sections 11.1, 11.7, 11.13, 11.14, 11.15 and 11.16 of the Merger Agreement shall apply, mutatis mutandis, to this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

“SPAC”

RF ACQUISITION CORP.

By:	/s/ Tse Meng Ng
Name: Tse Meng Ng
Title: Chief Executive Officer

“SPONSOR”

RF DYNAMIC LLC

By:	/s/ Tse Meng Ng
Name: Tse Meng Ng
Title: Manager

“PUBCO”

GCL GLOBAL HOLDINGS LTD

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

“GCL BVI”

GRAND CENTREX LIMITED

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director

“GCL GLOBAL”

GCL GLOBAL LIMITED

By:	/s/ Choo See Wee
Name: Choo See Wee
Title: Director